Exhibit 10.12

PUBLIC HEALTH SERVICE

PATENT LICENSE AGREEMENT – EXCLUSIVE EVALUATION OPTION LICENSE

This Agreement is based on the model Patent License Exclusive Agreement adopted by the U.S. Public Health Service (“PHS”) Technology Transfer Policy Board for use by components of the National Institutes of Health (“NIH”), the Centers for Disease Control and Prevention (“CDC”), and the Food and Drug Administration (“FDA”), which are agencies of the PHS within the Department of Health and Human Services (“HHS”).

This Cover Page identifies the Parties to this Agreement:

The U.S. Department of Health and Human Services, as represented by

National Cancer Institute

an Institute or Center (hereinafter referred to as the “IC”) of the

NIH

and

Connectyx Technologies Holdings Group

hereinafter referred to as the “Licensee”,

having offices at 1825 NW Corporate Boulevard, Suite 110, Boco Raton, FL 33431,

created and operating under the laws of Florida.

Tax ID No.: 26-1412177

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For the IC internal use only:

License Number:

License Application Number: A-449-2020

Serial Number(s) of Licensed Patent(s) or Patent Application(s):

HHS Ref. No. E-221-2015-0

Entitled: “ANTIBODY - DRUG CONJUGATES FOR TARGETING CD56 - POSITIVE TUMORS”

Inventors: Dimiter S. Dimitrov, Yang Feng, and Zhongyu Zhu (NCI), and John M. Maris, Robyn Tovah Sussman (Children’s Hospital of Philadelphia “CHOP”).

I.	U.S. Provisional Patent Application No. 62/119,707 filed July 31, 2015. HHS Ref No. E-221-2015-0-US-01

II.	PCT Application No. PCT/US2016/044777 filed 07/29/2016. HHS Ref. No. E-221-2015-0-PCT-02

III.	US Patent No. 10,548,987 issued February 02, 2020 (Patent Application No. 15/747,620 filed January 25, 2018). HHS Ref. No. E-221-2015-0-US-03.

Cooperative Research and Development Agreement (CRADA) Number (if a subject invention): NA

Additional Remarks:

Public Benefit(s): Development of an anti-CD56 antibody drug conjugate for the treatment of glioblastoma.

This Patent License Agreement, hereinafter referred to as the “Agreement”, consists of this Cover Page, an attached Agreement, a Signature Page, Appendix A (List of Patent(s) or Patent Application(s)), Appendix B (Fields of Use and Territory), Appendix C (Royalties), Appendix D (Benchmarks and Performance), Appendix E (Commercial Development Plan), Appendix F (Royalty Payment Option), and Appendix G (Shipping Information).

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The IC and the Licensee agree as follows:

1.	BACKGROUND

1.1	In the course of conducting biomedical and behavioral research, the IC investigators made inventions that may have commercial applicability.

1.2	By assignment of rights from IC employees and other inventors, HHS, on behalf of the Government, owns intellectual property rights claimed in any United States or foreign patent applications or patents corresponding to the assigned inventions. HHS also owns any tangible embodiments of these inventions actually reduced to practice by the IC.

1.3	The Secretary of HHS has delegated to the IC the authority to enter into this Agreement for the licensing of rights to these inventions.

1.4	The IC desires to transfer these inventions to the private sector through commercialization licenses to facilitate the commercial development of products and processes for public use and benefit.

1.5	The Licensee desires to acquire commercialization rights to certain of these inventions in order to develop processes, methods, or marketable products for public use and benefit.

2.	DEFINITIONS

2.1	“Affiliate(s)” means a corporation or other business entity, which directly or indirectly is controlled by or controls, or is under common control with the Licensee. For this purpose, the term “control” shall mean ownership of more than fifty percent (50%) of the voting stock or other ownership interest of the corporation or other business entity, or the power to elect or appoint more than fifty percent (50%) of the members of the governing body of the corporation or other business entity.

2.2	“Benchmarks” mean the performance milestones that are set forth in Appendix D.

2.3	“Commercial Evaluation Plan” means the written evaluation plan attached as Appendix E, submitted to the IC by the Licensee that describes plans for initial development of the Licensed Products or Licensed Processes within the scope of the Licensed Patent Rights and the Licensed Field(s) of Use under the terms of this Agreement.

2.4	“Commercial Development Plan” means a written commercialization plan, to be submitted to the IC upon Licensee’s exercise of the option under the terms of this Agreement, that describes plans for complete development and achievement of “practical application”, as defined in 35 U.S.C, § 201(f), of subject matter relevant to the Licensed Patent Rights.

2.5	“Commercial Purpose” means the sale, lease, license, distribution in lieu of purchase, or any other transfer of the Licensed Products, excluding transfers to contractors or non-profit collaborators for internal evaluation or internal research. Commercial Purpose shall also include uses of the Licensed Products to perform contract research, to screen libraries, to produce or manufacture products for general sale, or to conduct activities that result in any direct or indirect sale, lease, license, or transfer of the Licensed Products.

2.6	“CRADA” means a Cooperative Research and Development Agreement.

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2.7	“Effective Date” means the date when the last party to sign has executed this Agreement.

2.8	“Extraordinary Expenditures” means expenses arising from actions beyond the norms of typical preparation, filing, and prosecution of the Licensed Patent Rights, including, without limitation, interferences, reexaminations, reissues, oppositions, and defense.

2.9	“FDA” means the Food and Drug Administration.

2.10	“Government” means the Government of the United States of America.

2.11	“Licensed Fields of Use” means the fields of use identified in Appendix B.

2.12	“Licensed Patent Rights” shall mean:

(a)	Patent applications (including provisional patent applications and PCT patent applications) or patents listed in Appendix A, all divisions and continuations of these applications, all patents issuing from these applications, divisions, and continuations, and any reissues, reexaminations, and extensions of these patents;

(b)	to the extent that the following contain one or more claims directed to the invention or inventions disclosed in 2.12(a):

(i)	continuations-in-part of 2.12(a);

(ii)	all divisions and continuations of these continuations-in-part;

(iii)	all patents issuing from these continuations-in-part, divisions, and continuations;

(iv)	priority patent application(s) of 2.12(a); and

(v)	any reissues, reexaminations, and extensions of these patents;

(c)	to the extent that the following contain one or more claims directed to the invention or inventions disclosed in 2.12(a): all counterpart foreign and U.S. patent applications and patents to 2.12(a) and 2.12(b), including those listed in Appendix A; and

(d)	Licensed Patent Rights shall not include 2.12(b) or 2.12(c) to the extent that they contain one or more claims directed to new matter which is not the subject matter disclosed in 2.12(a).

2.13	“Licensed Processes” means processes which, in the course of being practiced, would be within the scope of one or more claims of the Licensed Patent Rights that have not been held unpatentable, invalid or unenforceable by an unappealed or unappealable judgment of a court of competent jurisdiction.

2.14	“Licensed Products” means tangible materials which, in the course of manufacture, use, sale, or importation, would be within the scope of one or more claims of the Licensed Patent Rights that have not been held unpatentable, invalid or unenforceable by an unappealed or unappealable judgment of a court of competent jurisdiction.

2.15	“Licensed Territory” means the geographical area identified in Appendix B.

2.16	“Materials” means tangible materials provided to the Licensee by IC, as available, including all progeny, subclones and unmodified derivatives thereof, if applicable, as described in Appendix A.

2.17	“Net Sales” means the total gross receipts for sales of Licensed Products or practice of Licensed Processes by or on behalf of the Licensee or its sublicensees, and from leasing, renting, or otherwise making the Licensed Products available to others without sale or other dispositions, whether invoiced or not, less returns and allowances, packing costs, insurance costs, freight out, taxes or excise duties imposed on the transaction (if separately invoiced), and wholesaler and cash discounts in amounts customary in the trade to the extent actually granted. No deductions shall be made for commissions paid to individuals, whether they are with independent sales agencies or regularly employed by the Licensee, or sublicensees, and on its payroll, or for the cost of collections.

2.18	“Practical Application” means to manufacture in the case of a composition or product, to practice in the case of a process or method, or to operate in the case of a machine or system; and in each case, under these conditions as to establish that the invention is being utilized and that its benefits are to the extent permitted by law or Government regulations available to the public on reasonable terms.

2.19	“Research License” means a nontransferable, nonexclusive license to make and to use the Licensed Products or the Licensed Processes as defined by the Licensed Patent Rights for purposes of research and not for purposes of commercial manufacture or distribution or in lieu of purchase.

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2.20	“Third Party Contractor(s)” means a third-party organization, acting with, on behalf and for the benefit of Licensee limited to the development of the Licensed Products for consideration.

3.	GRANT OF RIGHTS

3.1	The IC hereby grants to the Licensee an exclusive evaluation license, for evaluation purposes only, to make and use, but not to sell, the Materials or Licensed Products or inventions within the scope of the Licensed Patent Rights within the Licensed Fields of Use and in the Licensed Territory, and to practice Licensed Processes within the Licensed Fields of Use and in the Licensed Territory. The rights provided herein are provided for the evaluation of commercial applications only and not for a Commercial Purpose.

3.2	The Licensee is entitled to transfer Materials to Third-Party Contractor(s) and to authorize its Third-Party Contractor(s) to make, have made and to use, but not to sell Materials and Licensed Products on Licensee’s behalf solely in the Licensed Fields of Use and in the Licensed Territory. Licensee shall ensure that such Third-Party Contractors comply with the terms and obligations of this Agreement with respect to their use of the Materials and/or the Licensed Products.

3.3	To exercise the exclusive option, Licensee must submit a written notice to the IC one (1) month prior to the termination or expiration of this Agreement. The written notice must include an updated License Application and a Commercial Development Plan and will initiate a negotiation period that expires three (3) months after the exercise of the option. In the absence of Licensee’s exercise of the option to an exclusive license, the IC will be free to license the Licensed Patent Rights within or outside the Licensed Fields of Use to others. These time periods may be extended at the sole discretion of IC upon written request and a showing of good cause by Licensee. Licensee agrees that the continued use of the Materials, Licensed Products, or Licensed Patent Rights after expiration or termination of this Agreement will occur only pursuant to a separate license agreement. The continued use of the Materials, Licensed Products, or Licensed Patent Rights after expiration or termination of this Agreement without the exercise of the exclusive option or the execution of a separate license agreement granting such rights will be considered a material breach of this Agreement.

3.4	For the avoidance of doubt, the Licensed Fields of Use provided in this Agreement is only applicable for the Exclusive Evaluation Option License. The licensed field of use for any subsequent Exclusive Commercial Patent License Agreement shall be commensurate in scope with the Commercial Development Plan provided at the time of negotiation of any such license and subject to IC’s review and approval, and the Licensee acknowledges that it may be narrowed for the subsequent Exclusive Commcercial Patent License Agreement.

3.5	This Agreement confers no license or rights by implication, estoppel, or otherwise under any patent applications or patents of the IC other than the Licensed Patent Rights regardless of whether these patents are dominant or subordinate to the Licensed Patent Rights.

3.6	The Licensee represents that it and Third Party Contractor(s) have the facilities, personnel, and expertise to evaluate the commercial applications of the Materials, Licensed Products, Licensed Processes, or inventions within the scope of the Licensed Patent Rights within the Licensed Fields of Use as outlined in the Commercial Evaluation Plan.

4.	SUBLICENSING

4.1	Under this Agreement, sublicensing is not permitted.

5.	STATUTORY AND NIH REQUIREMENTS AND RESERVED GOVERNMENT RIGHTS

5.1	The IC reserves on behalf of the Government an irrevocable, nonexclusive, nontransferable, royalty-free license for the practice of all inventions licensed under the Licensed Patent Rights throughout the world by or on behalf of the Government and on behalf of any foreign government or international organization pursuant to any existing or future treaty or agreement to which the Government is a signatory.

5.2	The Licensee acknowledges that the IC may enter into future CRADAs under the Federal Technology Transfer Act of 1986 that relate to the subject matter of this Agreement. The Licensee agrees not to unreasonably deny requests for a Research License from future collaborators with the IC when acquiring these rights is necessary in order to make a CRADA project feasible. The Licensee may request an opportunity to join as a party to the proposed CRADA.

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5.3	The IC reserves the right to grant Research Licenses directly or to require the Licensee to grant Research Licenses on reasonable terms. The purpose of these Research Licenses is to encourage basic research, whether conducted at an academic or corporate facility. To safeguard the Licensed Patent Rights, however, the IC shall consult with the Licensee before granting to commercial entities a Research License or providing to them research samples of materials made through the Licensed Processes.

5.4	If Licensee executes an exclusive or non-exclusive commercialization license after the expiration of this Agreement, as per in Paragraph 3.3, Licensee agrees that products used or sold in the United States embodying the Licensed Products or produced through use of the Licensed Processes shall be manufactured substantially in the United States, unless a written waiver is obtained in advance from the IC.

6.	ROYALTIES AND REIMBURSEMENT

6.1	In consideration of the grant in Paragraph 3.1, the Licensee agrees to pay the IC a non-creditable, non-refundable, license issue royalty as set forth in Appendix C within sixty (60) days of the Effective Date of this Agreement, and a second non-creditable, non-refundable, patent reimbursement royalty on the one-year anniversary of the Effective Date of this Agreement. These royalties shall be paid in U.S. dollars in accordance with the payment schedule listed in Appendix C. For conversion of foreign currency to U.S. dollars, the conversion rate shall be the New York foreign exchange rate quoted in The Wall Street Journal on the day that the payment is due. Any loss of exchange, value, taxes, or other expenses incurred in the transfer or conversion to U.S. dollars shall be paid entirely by the Licensee.

6.2	As described below in Paragraph 7.2, when the IC has approved Licensee’s request for additional patent filings or additional prosecution actions beyond those taken by the IC, the Licensee shall be wholly responsible to the law firm employed by the IC for direct payment of all expenses resulting from such approved requests. In this event, the IC and not the Licensee shall be the client of the law firm, and the Licensee acknowledges that the IC will not provide privileged attorney-client communications or work product to the Licensee.

7.	PATENT FILING, PROSECUTION, AND MAINTENANCE

7.1	Except as otherwise provided in this Article 7, the IC agrees to take responsibility for the prosecution and maintenance of the patent applications or patents listed in Appendix A, which are the Licensed Patent Rights on the Effective Date of this Agreement. If the IC anticipates the possibility of any Extraordinary Expenditures, the IC will send prior written notice to Licensee, and the IC will not be required to incur such Extraordinary Expenditures. At the IC’s sole option, the IC may elect to abandon the patent rights associated with such Extraordinary Expenditures. In such event, the Licensee may request that the IC incur such Extraordinary Expenditures at the Licensee’s expense, which shall require approval by IC. In addition, the Licensee may request further prosecution actions beyond those taken by the IC. Such actions shall be at the sole expense of the Licensee and shall require approval by the IC.

7.2	The IC will not be required to prepare, file, prosecute, or maintain additional patents or patent applications outside of those listed in Appendix A. The Licensee may request filing of future, related patent applications beyond those listed in Appendix A, which shall require approval by IC and will not be unreasonably denied without cause. However, in this event, the Licensee shall render direct payment for all related expenses resulting from Licensee’s requests in the manner described above in Paragraph 6.2.

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7.3	Each party shall promptly inform the other as to all matters that come to its attention that may affect the preparation, filing, prosecution, or maintenance of the Licensed Patent Rights and any related patent applications or patents. The IC shall consult with the Licensee on the prosecution and maintenance of the Licensed Patent Rights, and permit Licensee to provide comments and suggestions with respect to the preparation, filing, prosecution, and maintenance of Licensed Patent Rights and related patent applications or patents, which shall be considered by the IC. The IC shall furnish copies of relevant patent-related documents to the Licensee upon request.

8.	MATERIALS

8.1	If IC Materials are provided under this Agreement, they shall be specified in Appendix A. Following receipt and verification of payment of the license issue royalty, as required by Paragraph 6.1 of this Agreement, IC shall provide the Licensee with samples of the Materials, as available, and to replace the Materials, as available, in the event of their unintentional destruction. For the avoidance of doubt, IC shall provide Materials to the Licensee solely at the Licensee’s expense as specified in Appendix G.

8.2	The Licensee agrees to retain control over any Materials if provided, and the Licensed Products, and not to distribute them to third parties including Affiliate(s), but except Third Party Contractor(s) as provided in Paragraph 3.2 without the prior written consent of the IC.

9.	REPORTS ON PROGRESS, BENCHMARKS, COMMERCIAL EVALUATION PLAN

9.1	The Licensee shall provide written annual reports outlining results of its evaluation of the Licensed Patent Rights, the Licensed Products, Materials, and/or the Licensed Processes provided by this Agreement at the following times:

(a)	by no later than thirty (30) days prior to the end of the first anniversary of the Effective Date of this Agreement; and

(b)	within thirty (30) days following the second anniversary of the Effective Date of this Agreement, or termination of this Agreement, whichever occurs earlier.

9.2	These reports shall describe Licensee’s efforts and progress in adhering to the Commercial Evaluation Plan for each of the Licensed Field(s) of Use. These reports shall also identify all Third-Party Contractor(s) who have received Materials or Licensed Products under this Agreement. The Licensee shall submit the report to the IC at the Mailing Address for Agreement notices indicated on the Signature Page.

9.3	The Licensee’s annual written reports shall include, but not be limited to, a description of the Benchmarks achieved and described in Appendix D that occurred during the preceding calendar year:

9.4	The Licensee agrees to provide sufficiently detailed information in these reports to allow the IC to reasonably evaluate Licensee’s performance and its reasonable commercial efforts, as defined in Paragraph 9.2, required under this Agreement. If requested, the Licensee agrees to provide any additional information reasonably required by the IC to evaluate the Licensee’s performance and its reasonable commercial efforts. The IC encourages these reports to include information on any of the Licensee’s public service activities that relate to the Licensed Patent Rights.

9.5	All plans and reports required by this Article 10 and marked “confidential” by the Licensee shall, to the extent permitted by law, be treated by the NIH as commercial and financial information obtained from a person and as privileged and confidential, and any proposed disclosure of these records by the IC under the Freedom of Information Act (FOIA), 5 U.S.C. §552 shall be subject to the predisclosure notification requirements of 45 C.F.R. §5.65(d).

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10.	LICENSEE PEFFORMANCE

10.1	A Commercial Evaluation Plan for this Agreement is provided in Appendix E. Based on this Commercial Evaluation Plan, performance Benchmarks are determined as specified in Appendix D.

10.2	The Licensee agrees to use reasonable commercial efforts to develop the Licensed Products and the Licensed Processes. The phrase “reasonable commercial efforts” for the purposes of this and subsequent Paragraphs shall include adherence to the Commercial Evaluation Plan in Appendix E and performance of the Benchmarks by the requisite deadlines in Appendix D.

10.3	If the Licensee is in default in the performance of any material obligation under this Agreement, including but not limited to, adherence to the Commercial Evaluation Plan in Appendix E and/or performance of the Benchmarks by the requisite deadlines in Appendix D, Licensee shall provide the IC with written notice within thirty (30) days of the default. Upon written approval that shall not be unreasonably withheld by the IC, the Licensee may be permitted to remedy the default within sixty (60) days after the date of written notice. The IC may terminate this Agreement by written notice if the Licensee has not reasonably remedied the default within ninety (90) days after the date of Licensee’s default.

10.4	The Licensee is encouraged to publish the results of its research projects using the Licensed Patent Rights, Licensed Processes, Licensed Products or the Materials. In all oral presentations or written publications concerning the Licensed Patent Rights, Licensed Processes, Licensed Products or the Materials, the Licensee shall acknowledge the contribution by the named inventors of the Licensed Patent Rights, Licensed Processes, Licensed Products or the Materials, unless requested otherwise by the IC or the named inventors.

11.	INFRINGEMENT AND PATENT ENFORCEMENT

11.1	The IC and the Licensee agree to notify each other promptly of each infringement or possible infringement of the Licensed Patent Rights, as well as, any facts which may affect the validity, scope, or enforceability of the Licensed Patent Rights of which either party becomes aware.

11.2	Pursuant to this Agreement and the provisions of 35 U.S.C. Chapter 29, the Licensee may:

(a)	bring suit in its own name, at its own expense, and on its own behalf for infringement of presumably valid claims in the Licensed Patent Rights;

(b)	in any suit, enjoin infringement and collect for its use, damages, profits, and awards of whatever nature recoverable for the infringement; or

(c)	settle any claim or suit for infringement of the Licensed Patent Rights provided, however, that the IC and appropriate Government authorities shall have the first right to take such actions; and

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(d)	if the Licensee desires to initiate a suit for patent infringement, the Licensee shall notify the IC in writing. If the IC does not notify the Licensee of its intent to pursue legal action within ninety (90) days, the Licensee shall be free to initiate suit. The IC shall have a continuing right to intervene in the suit. The Licensee shall take no action to compel the Government either to initiate or to join in any suit for patent infringement. The Licensee may request the Government to initiate or join in any suit if necessary to avoid dismissal of the suit. Should the Government be made a party to any suit, the Licensee shall reimburse the Government for any costs, expenses, or fees which the Government incurs as a result of the motion or other action, including all costs incurred by the Government in opposing the motion or other action. In all cases, the Licensee agrees to keep the IC reasonably apprised of the status and progress of any litigation. Before the Licensee commences an infringement action, the Licensee shall notify the IC and give careful consideration to the views of the IC and to any potential effects of the litigation on the public health in deciding whether to bring suit.

11.3	In the event that a declaratory judgment action alleging invalidity or non-infringement of any of the Licensed Patent Rights shall be brought against the Licensee or raised by way of counterclaim or affirmative defense in an infringement suit brought by the Licensee under Paragraph 11.2, pursuant to this Agreement and the provisions of 35 U.S.C. Chapter 29 or other statutes, the Licensee may:

(a)	defend the suit in its own name, at its own expense, and on its own behalf for presumably valid claims in the Licensed Patent Rights;

(b)	in any suit, ultimately to enjoin infringement and to collect for its use, damages, profits, and awards of whatever nature recoverable for the infringement; and

(c)	settle any claim or suit for declaratory judgment involving the Licensed Patent Rights-provided, however, that the IC and appropriate Government authorities shall have the first right to take these actions and shall have a continuing right to intervene in the suit; and

(d)	if the IC does not notify the Licensee of its intent to respond to the legal action within a reasonable time, the Licensee shall be free to do so. The Licensee shall take no action to compel the Government either to initiate or to join in any declaratory judgment action. The Licensee may request the Government to initiate or to join any suit if necessary to avoid dismissal of the suit. Should the Government be made a party to any suit by motion or any other action of the Licensee, the Licensee shall reimburse the Government for any costs, expenses, or fees, which the Government incurs as a result of the motion or other action. If the Licensee elects not to defend against the declaratory judgment action, the IC, at its option, may do so at its own expense. In all cases, the Licensee agrees to keep the IC reasonably apprised of the status and progress of any litigation. Before the Licensee commences an infringement action, the Licensee shall notify the IC and give careful consideration to the views of the IC and to any potential effects of the litigation on the public health in deciding whether to bring suit.

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11.4	In any action under Paragraphs 11.2 or 11.3 the expenses including costs, fees, attorney fees, and disbursements, shall be paid by the Licensee. The value of any recovery made by the Licensee through court judgment or settlement shall be treated as Net Sales and subject to earned royalties.

11.5	The IC shall cooperate fully with the Licensee in connection with any action under Paragraphs 11.2 or 11.3. The IC agrees promptly to provide access to all necessary documents and to render reasonable assistance in response to a request by the Licensee.

12.	NEGATION OF WARRANTIES AND INDEMNIFICATION

12.1	The IC offers no warranties other than those specified in Article 1.

12.2	The IC does not warrant the validity of the Licensed Patent Rights and makes no representations whatsoever with regard to the scope of the Licensed Patent Rights, or that the Licensed Patent Rights may be exploited without infringing other patents or other intellectual property rights of third parties.

12.3	THE IC MAKES NO WARRANTIES, EXPRESS OR IMPLIED, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF ANY SUBJECT MATTER DEFINED BY THE CLAIMS OF THE LICENSED PATENT RIGHTS OR TANGIBLE MATERIALS RELATED THERETO.

12.4	The IC does not represent that it shall commence legal actions against third parties infringing the Licensed Patent Rights.

12.5	The Licensee shall indemnify and hold the IC, its employees, students, fellows, agents, and consultants harmless from and against all liability, demands, damages, expenses, and losses, including but not limited to death, personal injury, illness, or property damage in connection with or arising out of:

(a)	the use by or on behalf of the Licensee, its sublicensees, directors, employees, or third parties of any Licensed Patent Rights; or

(b)	the design, manufacture, distribution, or use of any Licensed Products, Licensed Processes or materials by the Licensee, or other products or processes developed in connection with or arising out of the Licensed Patent Rights.

12.6	The Licensee agrees to maintain a liability insurance program consistent with sound business practice.

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13.	TERM, TERMINATION, AND MODIFICATION OF RIGHTS

13.1	This Agreement shall become effective as of the Effective Date unless the provisions of Paragraph 14.16 are not fulfilled and shall expire twenty-four (24) months from its Effective Date. Within sixty (60) days of the termination or expiration of this Agreement, unless an IC Exclusive or Non-exclusive Commercial Patent License has been executed for the Licensed Patent Rights in the Licensed Field(s) of Use, as stipulated in Paragraph 3.3 of this Agreement, the Licensee shall return all Materials and Licensed Products to the IC or provide the IC with written certification of their destruction. The Licensee further agrees that it shall be responsible for the destruction of any remaining Materials and Licensed Products from the Third Party Contractor(s) to the Licensee, and the Licensee shall obtain written certification from the Third Party Contractor(s) that any remaining Materials or Licensed Products in their possession have been destroyed and to provide IC with a copy of said written notification within sixty (60) days of the termination or expiration of this Agreement.

13.2	The IC reserves the right according to 35 U.S.C. §209(d)(3) to terminate or modify this Agreement if it determines that this action is necessary to meet the requirements for public use specified by federal regulations issued after the date of the license and these requirements are not reasonably satisfied by the Licensee.

13.3	The IC shall specifically have the right to terminate or modify this Agreement, at its sole option, if the IC determines that the Licensee:

(a)	has not adhered to the Commercial Evaluation Plan in Appendix E, as may be amended by mutual agreement of the parties;

(b)	has not performed or has not exercised reasonable commercial efforts towards performance of the Benchmarks by the requisite deadlines specified in Appendix D, as may be modified under Paragraph 10.3;

(c)	has willfully made a false statement or willfully omitted a material fact in the license application or in any report required by this Agreement;

(d)	has committed a material breach of a covenant or agreement contained in this Agreement; or

(e)	cannot reasonably satisfy unmet health and safety needs.

13.4	Within thirty (30) days of receipt of written notice of the IC’s unilateral decision to modify or terminate this Agreement, the Licensee may, consistent with the provisions of 37 C.F.R. §404.11, appeal the decision by written submission to the designated IC official or designee. The decision of the designated IC official or designee shall be the final agency decision. The Licensee may thereafter exercise all administrative or judicial remedies that may be accessible.

13.5	The Licensee shall have a unilateral right to terminate this Agreement or any licenses in any country or territory by giving the IC sixty (60) days written notice to that effect.

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13.6	Within thirty (30) days of expiration or termination of this Agreement under this Article 13, a final written report shall be submitted by the Licensee in accordance with Paragraph 9.1. The Licensee may not be granted additional IC licenses if this final reporting requirement is not fulfilled. Any royalty payments, including those incurred but not yet paid, and those related to patent expenses, due to the IC shall become immediately due and payable upon termination or expiration.

14.	GENERAL PROVISIONS

14.1	Neither party may waive or release any of its rights or interests in this Agreement except in writing. The failure of the Government to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right by the Government or excuse a similar subsequent failure to perform any of these terms or conditions by the Licensee.

14.2	This Agreement constitutes the entire agreement between the parties relating to the subject matter of the Licensed Patent Rights, the Licensed Products and the Licensed Processes, and all prior negotiations, representations, agreements, and understandings are merged into, extinguished by, and completely expressed by this Agreement.

14.3	The provisions of this Agreement are severable, and in the event that any provision of this Agreement shall be determined to be invalid or unenforceable under any controlling body of law, this determination shall not in any way affect the validity or enforceability of the remaining provisions of this Agreement.

14.4	If either party desires a modification to this Agreement, the parties shall, upon reasonable notice of the proposed modification by the party desiring the change, confer in good faith to determine the desirability of the modification. No modification shall be effective until a written amendment is signed by the signatories to this Agreement or their designees.

14.5	The construction, validity, performance, and effect of this Agreement shall be governed by Federal law as applied by the Federal courts in the District of Columbia.

14.6	All Agreement notices required or permitted by this Agreement shall be given by prepaid, first class, registered or certified mail or by an express/overnight delivery service provided by a commercial carrier, properly addressed to the other party at the address designated on the following Signature Page, or to another address as may be designated in writing by the other party. Agreement notices shall be considered timely if the notices are received on or before the established deadline date or sent on or before the deadline date as verifiable by U.S. Postal Service postmark or dated receipt from a commercial carrier. Parties should request a legibly dated U.S. Postal Service postmark or obtain a dated receipt from a commercial carrier or the U.S. Postal Service. Private metered postmarks shall not be acceptable as proof of timely mailing.

14.7	This Agreement shall not be assigned or otherwise transferred (including any transfer by legal process or by operation of law, and any transfer in bankruptcy or insolvency, or in any other compulsory procedure or order of court) except to the Licensee’s Affiliate(s) without the prior written consent of the IC. The parties agree that the identity of the parties is material to the formation of this Agreement and that the obligations under this Agreement are nondelegable. In the event that the IC approves a proposed assignment, the Licensee shall pay the IC, as an additional royalty, one percent (1%) of the fair market value of any consideration received for any assignment of this Agreement within sixty (60) days of the assignment.

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14.8	The Licensee agrees in its use of any IC-supplied materials to comply with all applicable statutes, regulations, and guidelines, including NIH and HHS regulations and guidelines. The Licensee agrees not to use the Materials for research involving human subjects or clinical trials.

14.9	By entering into this Agreement, the IC does not directly or indirectly endorse any product or service provided, or to be provided, by the Licensee whether directly or indirectly related to this Agreement. The Licensee shall not state or imply that this Agreement is an endorsement by the Government, the IC, any other Government organizational unit, or any Government employee. Additionally, the Licensee shall not use the names of the IC, the FDA or the HHS or the Government or their employees in any advertising, promotional, or sales literature without the prior written approval of the IC.

14.10	The parties agree to attempt to settle amicably any controversy or claim arising under this Agreement or a breach of this Agreement, except for appeals of modifications or termination decisions provided for in Article 13. The Licensee agrees first to appeal any unsettled claims or controversies to the designated IC official, or designee, whose decision shall be considered the final agency decision. Thereafter, the Licensee may exercise any administrative or judicial remedies that may be available.

14.11	Nothing relating to the grant of a license, nor the grant itself, shall be construed to confer upon any person any immunity from or defenses under the antitrust laws or from a charge of patent misuse, and the acquisition and use of rights pursuant to 37 C.F.R. Part 404 shall not be immunized from the operation of state or Federal law by reason of the source of the grant.

14.12	Any formal recordation of this Agreement required by the laws of any Licensed Territory as a prerequisite to enforceability of the Agreement in the courts of any foreign jurisdiction or for other reasons shall be carried out by the Licensee at its expense, and appropriately verified proof of recordation shall be promptly furnished to the IC.

14.13	Paragraphs 9, 10.4, 12, 13.4, 13.6, 14.10 and 14.13 of this Agreement shall survive termination of this Agreement.

14.14	The terms and conditions of this Agreement shall, at the IC’s sole option, be considered by the IC to be withdrawn from the Licensee’s consideration and the terms and conditions of this Agreement, and the Agreement itself to be null and void, unless this Agreement is executed by the Licensee and a fully executed original is received by the IC within sixty (60) days from the date of the IC’s signature found at the Signature Page.

SIGNATURES BEGIN ON NEXT PAGE

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NIH PATENT LICENSE AGREEMENT – EXCLUSIVE

SIGNATURE PAGE

For the IC:

____________ DRAFT ________________________	_______________
Richard U. Rodriguez	Date

Associate Director

Technology Transfer Center

National Cancer Institute

National Institute of Health

Mailing Address or E-mail Address for Agreement notices and reports:

Chief, Monitoring & Enforcement Branch

Office of Technology Transfer

National Institutes of Health

6011 Executive Boulevard, Suite 325

Rockville, Maryland 20852-3804 U.S.A.

E-mail: LicenseNotices_Reports@mail.nih.gov

For the Licensee (upon information and belief, the undersigned expressly certifies or affirms that the contents of any statements of the Licensee made or referred to in this document are truthful and accurate):

by:

Signature of Authorized Official	Date

Paul Michaels
Printed Name

Chief Executive Officer
Title

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I.	Official and Mailing Address for Agreement notices:

Paul Michaels
Name
Chief Executive Officer
Title

Mailing Address

Connectyx Technologies Holdings Group
1825 NW Corporate Boulevard, Suite 110
Boca Raton, FL 33431

	Email Address:	pmichaels@connectyx.com

	Phone:	561-418-7725

	Fax:	561-418-7724

II.	Official and Mailing Address for Financial notices (the Licensee’s contact person for royalty payments)

Paul Michaels
Name

Chief Executive Officer
Title

Mailing Address:

Connectyx Technologies Holdings Group
1825 NW Corporate Boulevard, Suite 110
Boca Raton, FL 33431

	Email Address:	pmichaels@connectyx.com

	Phone:	561-418-7725

	Fax:	561-418-7724

Any false or misleading statements made, presented, or submitted to the Government, including any relevant omissions, under this Agreement and during the course of negotiation of this Agreement are subject to all applicable civil and criminal statutes including Federal statutes 31 U.S.C. §§3801-3812 (civil liability) and 18 U.S.C. §1001 (criminal liability including fine(s) or imprisonment).

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APPENDIX A – Patent(s) or Patent Application(s)

HHS Ref. No. E-221-2015-0

Entitled: “ANTIBODY - DRUG CONJUGATES FOR TARGETING CD56 - POSITIVE TUMORS”

Inventors: Dimiter S. Dimitrov, Yang Feng, and Zhongyu Zhu (NCI), and John M. Maris, Robyn Tovah Sussman (Children’s Hospital of Philadelphia “CHOP”).

IV.	U.S. Provisional Patent Application No. 62/119,707 filed July 31, 2015. HHS Ref No. E-221-2015-0-US-01

V.	PCT Application No. PCT/US2016/044777 filed 07/29/2016. HHS Ref. No. E-221-2015-0-PCT-02

VI.	US Patent No. 10,548,987 issued February 04, 2020 (Patent Application No. 15/747,620 filed January 25, 2018). HHS Ref. No. E-221-2015-0-US-03.

Materials:

1.	purified CD56 antibody: 5mg of m906 and 0.6 mg m900

2.	m906 production CHO cell line: 1 vial

3.	plasmids for m900 and m906: 10 ug of each

4.	m906-PBD: 0.5mg

Additional materials may be provided under a separate license agreement.

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APPENDIX B – Licensed Fields of Use and Territory

I.	Licensed Field(s) of Use: The use of the anti-CD56 to develop an antibody-drug conjugate (“ADC”) to target glioblastoma either alone or in combination with other potential immuno-oncology drugs.

II.	Licensed Territory: Worldwide

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APPENDIX C – Royalties

Royalties:

I.	The Licensee agrees to pay to the IC a non-creditable, non-refundable license issue royalty according to the following schedule:

(a)	Five thousand US dollars ($5,000.00 USD) within sixty (60) days of the Effective Date of this Agreement.

II.	The Licensee agrees to pay to the IC a non-creditable, non-refundable patent reimbursement royalty according to the following schedule:

(a)	Five thousand US dollars ($5,000.00 USD) on the one-year anniversary of the Effective Date of this Agreement.

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APPENDIX D – Benchmarks and Performance

The Licensee agrees to the following Benchmarks for its performance under this Agreement and, within thirty (30) days of achieving a Benchmark, shall notify the IC that the Benchmark has been achieved.

I.	Initiate preclinical IND-enabling studies within six (6) months of the Effective Date of the Agreement.

II.	Select at least one lead ADC candidate within eighteen (18) months of the Effective Date of the Agreement.

III.	Raise at least at total of $500,000.00 within twenty-two (22) months of the Effective Date of the Agreement.

IV.	IND Submission within twenty-four (24) months of the Effective Date of the Agreement.

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APPENDIX E – Commercial EVALUATION Plan

The company will initially be virtual, relying heavily on contract vendors to conduct nonclinical studies required for IND submission. Both m900 and m906 linked to PBD will be evaluated to further characterize the ADCs and to determine their stability, solubility, etc. as shown in the two figures below. Depending on the nonclinical data and outcomes, the company will use the nonclinical data to tailor their clinical trials to enable rapid transition from safety to pivotal using the fewest subjects possible. The plan is to select one of the two antibodies for further development and select one or two leads for IND consideration by the expiration of this Agreement. Additional evaluation and development plan detailed the application.

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Appendix F – Royalty Payment Options

New Payment Options Effective March 2018

The License Number MUST appear on payments, reports and correspondence.

Credit and Debit Card Payments: Credit and debit card payments can be submitted for amounts up to $24,999. Submit your payment through the U.S. Treasury web site located at: https://www.pay.gov/public/form/start/28680443.

Automated Clearing House (ACH) for payments through U.S. banks only

The IC encourages its licensees to submit electronic funds transfer payments through the Automated Clearing House (ACH). Submit your ACH payment through the U.S. Treasury web site located at: https://www.pay.gov/public/form/start/28680443. Please note that the IC “only” accepts ACH payments through this U.S. Treasury web site.

Electronic Funds Wire Transfers: The following account information is provided for wire payments. In order to process payment via Electronic Funds Wire Transfer sender MUST supply the following information within the transmission:

Drawn on a U.S. bank account via FEDWIRE:

Please provide the following instructions to your Financial Institution for the remittance of Fedwire payments to the NIH ROYALTY FUND.

Fedwire Field Tag	Fedwire Field Name	Required Information

{1510}	Type/Subtype	1000
{2000}	Amount	(enter payment amount)
{3400}	Receiver ABA routing number*	021030004
{3400}	Receiver ABA short name	TREAS NYC
{3600}	Business Function Code	CTR (or CTP)
{4200}	Beneficiary Identifier (account number)	(enter 12 digit gateway account #) 875080031006
{4200}	Beneficiary Name	(enter agency name associated with the Beneficiary Identifier) DHHS / NIH (75080031)
{5000}	Originator	(enter the name of the originator of the payment) COMPANY NAME
{6000}	Originator to Beneficiary Information – Line 1	(enter information to identify the purpose of the payment) ROYALTY
{6000}	Originator to Beneficiary Information – Line 2	(enter information to identify the purpose of the payment) LICENSE NUMBER
{6000}	Originator to Beneficiary Information – Line 3	(enter information to identify the purpose of the payment) INVOICE NUMBER
{6000}	Originator to Beneficiary Information – Line 4	(enter information to identify the purpose of the payment)

Notes:

*The financial institution address for Treasury’s routing number is 33 Liberty Street, New York, NY 10045.

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Agency Contacts: Office of Technology Transfer (OTT) (301) 496-7057 OTT-Royalties@mail.nih.gov

Drawn on a foreign bank account via FEDWIRE:

The following instructions pertain to the Fedwire Network. Deposits made in US Dollars (USD).

Should your remitter utilize a correspondent US domestic bank in transferring electronic funds, the following Fedwire instructions are applicable.

Fedwire Field Tag	Fedwire Field Name	Required Information

{1510}	Type/Subtype	1000
{2000}	Amount	(enter payment amount)
{3100}	Sender Bank ABA routing number	(enter the US correspondent bank’s ABA routing number)
{3400}	Receiver ABA routing number*	021030004
{3400}	Receiver ABA short name	TREAS NYC
{3600}	Business Function Code	CTR (or CTP)
{4200}	Beneficiary Identifier (account number)**	(enter 12 digit gateway account #) 875080031006
{4200}	Beneficiary Name	(enter agency name associated with the Beneficiary Identifier) DHHS / NIH (75080031)
{5000}	Originator	(enter the name of the originator of the payment) COMPANY’S NAME
{6000}	Originator to Beneficiary Information – Line 1	(enter information to identify the purpose of the payment) ROYALTY
{6000}	Originator to Beneficiary Information – Line 2	(enter information to identify the purpose of the payment) LICENSE NUMBER
{6000}	Originator to Beneficiary Information – Line 3	(enter information to identify the purpose of the payment) INVOICE NUMBER
{6000}	Originator to Beneficiary Information – Line 4	(enter information to identify the purpose of the payment)

Notes:

*The financial institution address for Treasury’s routing number is 33 Liberty Street, New York, NY 10045.

**Anything other than the 12 digit gateway account # will cause the Fedwire to be returned – SWIFT CODE: FRNYUS33

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Agency Contacts:

Office of Technology Transfer (OTT) (301) 496-7057 OTT-Royalties@mail.nih.gov

Checks

All checks should be made payable to “NIH Patent Licensing”

Checks drawn on a U.S. bank account and sent by US Postal Service should be sent directly to the following address:

National Institutes of Health

P.O. Box 979071

St. Louis, MO 63197-9000

Checks drawn on a U.S. bank account and sent by overnight or courier should be sent to the following address:

US Bank

Government Lockbox SL-MO-C2GL

1005 Convention Plaza

St. Louis, MO 63101

Phone: 314-418-4087

Checks drawn on a foreign bank account should be sent directly to the following address:

National Institutes of Health

Office of Technology Transfer

License Compliance and Administration

Royalty Administration

6011 Executive Boulevard

Suite 325, MSC 7660

Rockville, Maryland 20852

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APPENDIX G – SHIPPING INFORMATION

The Licensee’s Shipping Contact: information or questions regarding shipping should be directed to the Licensee’s Shipping Contact at:

Shipping Contact’s Name				Title

Phone:	()	Fax:	()	E-mail:

Shipping Address: Name & Address to which Materials should be shipped (please be specific):

 ____________________________________

Company Name & Department

Address:

 _________________________________

 _________________________________

 _________________________________

 _________________________________

The Licensee’s shipping carrier and account number to be used for shipping purposes:

__________________________________________________________________

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